EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Nos. 333-51547, 333-37814, 333-48706, 333-51136, 333-57752, 333-91430, 333-106100, 333-12770 and 333-153535) of PLC Systems Inc. of our report dated March 31, 2014, relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of PLC Systems Inc. for the year ended December 31, 2013

/s/ McGladrey LLP

Boston, Massachusetts

March 31, 2014